UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): May 20, 2015

Five Oaks Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-35845	45-4966519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

540 Madison Avenue, 19th Floor New York, New York (Address of principal executive offices)	10022 (Zip Code)

(212) 257 5073

(Registrant’s telephone number, including area code)

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders (the “Annual Meeting”) of Five Oaks Investment Corp. (the “Company”) was held on May 20, 2015. At the Annual Meeting, the following proposals, which are described in the Company’s definitive proxy statement dated April 20, 2015, were submitted to a vote of the Company’s stockholders:

1.	Election of six directors to the Board of Directors;

2.	Ratification of the appointment of Grant Thornton LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

The matters submitted for a vote at the Annual Meeting and the related election results were as follows:

1.	Election of six directors, David C. Carroll, Neil A. Cummins, William Houlihan, Walter C. Keenan, David Oston and Thomas M. Pearce, Jr., to our Board of Directors.

The six nominees were each elected to serve as a director until the next succeeding annual meeting and until their respective successor shall be duly elected and shall qualify. The voting results for each nominee were as follows:

Nominee	For	Withheld	Broker Non-Votes
David C. Carroll	6,866,981	93,428	5,851,872
Neil A. Cummins	6,876,926	83,483	5,851,872
William Houlihan	6,875,628	84,781	5,851,872
Walter C. Keenan	6,873,391	87,018	5,851,872
David Oston	6,861,312	99,097	5,851,872
Thomas M. Pearce, Jr.	6,876,739	83,670	5,851,872

2.	Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

Stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2015. The proposal received the following final voting results:

For	Against	Abstain
12,643,879	113,503	54,899

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Oaks Investment Corp.

May 22, 2015	By:	/s/ David Oston
David Oston
Chief Financial Officer, Treasurer and Secretary